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                                                                      Exhibit 36


                                    GUARANTY


                 GUARANTY, dated as of April 21, 1995, by Luxottica Group S.p.A., an Italian corporation (the "Guarantor").

                             W I T N E S S E T H :

                 WHEREAS, 100% of the outstanding shares of common stock of each of Avant-Garde Optics, Inc., a New York corporation, and Luxottica Acquisition Corp., a Delaware corporation (each a "Guaranteed Party" and together the "Guaranteed Parties") is directly or indirectly owned by the Guarantor, and the Guaranteed Parties are entering into the Agreement and Plan of Merger dated as of the date hereof (the "Agreement," and, together with the Offer Documents (as defined in the Agreement), the "Operative Documents") with The United States Shoe Corporation (the "Company," and, together with each other person, if any, to whom a payment or performance obligation is due under any of the Operative Documents and each Indemnified Party (as defined in the Agreement) and the permitted successors and assigns of any or all of the foregoing, a "Beneficiary" and, collectively, the "Beneficiaries");

                 WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the transactions contemplated by the Operative Documents (which benefits are hereby acknowledged).

                 NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                 1. Definitions. All capitalized terms used herein which are not otherwise defined shall have the meanings attributed thereto in the Agreement.

                 2. Guaranty of Obligations. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as a surety, to the Beneficiaries, as their respective interests may appear, (a) the due and punctual payment by each Guaranteed Party, of any and all amounts (without duplication) that are or may become due and payable by such Guaranteed Party to any Beneficiary under any Operative Document to which such Guaranteed Party is or is to be a party, and any other agreement or instrument entered into or delivered in connection with the transactions contemplated by the Operative Documents whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof, including money damage claims and collection costs, and (b) the due, prompt and full performance of, and compliance with, all other obligations, covenants, terms, conditions, agreements and undertakings of each Guaranteed Party





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to any Beneficiary contained in the Operative Documents to which such
Guaranteed Party is or is to be a party, and any other agreement or instrument entered into or delivered in connection with the transactions contemplated by the Operative Documents as and when performance is required in accordance with the terms thereof (such obligations referred to in clauses (a) and (b) above, the "Obligations"). The Guarantor hereby further agrees that if a Guaranteed Party shall fail to pay or perform when due any of the Obligations, the Guarantor will promptly pay or perform the same. All payments by the Guarantor hereunder shall be made in U.S. Dollars, in the same funds as are required to be paid by the Guaranteed Party and at the same place as such payments are required to be made by the Guaranteed Party. This is a guaranty of payment and performance, not collection.

                 This Guaranty and all covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Obligations shall be paid and performed in full and all the agreements of the Guarantor hereunder shall have been duly performed. The obligations of the Guarantor under Section 2 hereof shall be automatically reinstated if and to the extent that for any reason any payment to any Beneficiary by or on behalf of a Guaranteed Party, in respect of the Obligations is rescinded or must otherwise be returned by such Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify each Beneficiary on demand for all reasonable costs and expenses (including reasonable fees and out-of-pocket expenses of counsel) incurred by such Beneficiary in connection with its compliance with or reasonable resistance (if requested by the Guarantor) to any such rescission or restoration. Notwithstanding the generality of the foregoing, if any Operative Document shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of a Guaranteed Party or any of its respective properties in any assignment for the benefit of creditors or in any bankruptcy, insolvency, dissolution or similar proceeding, or the exercise of any of the rights or remedies under such Operative Document stayed, enjoined or prohibited in any such assignment or proceeding, the obligations of the Guarantor hereunder shall continue to the same extent as if such Operative Document had not been so rejected or disaffirmed and as if such exercise had not been so stayed, enjoined and prohibited. The Guarantor shall and does hereby waive all rights and benefits that might accrue to it by reason of any such assignment or proceeding, and the Guarantor agrees that it shall be liable for the full amount of the Obligations, irrespective of and without regard to any modification, limitation or discharge of liability of a Guaranteed Party that may result from or in connection with any such assignment or proceeding.





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                 3.       Nature of the Guarantor's Obligations.  The Guarantor
guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Operative Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiaries with respect thereto. The liability of the Guarantor under this Guaranty shall not be subject to any counterclaim, setoff, deduction, release, recoupment or defense and shall remain in full force and effect and shall be irrevocable, absolute and unconditional, irrespective of any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Without limiting the generality of the foregoing, it is agreed that the occurrence or existence of any one or more of the following shall not, to the fullest extent permitted by applicable law, affect the liability of the Guarantor hereunder:

                          (i)     at any time or from time to time, without
notice to the Guarantor, the time, manner or place for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                          (ii)    any of the acts mentioned in any of the
provisions of any Operative Document shall be done or omitted;

                          (iii)   the maturity of any of the Obligations shall
be accelerated, or any of the Obligations shall be modified, supplemented, amended, compromised or refinanced in any respect, or any right under any Operative Document shall be waived or any other guarantee of any of the Obligations or any security therefor shall be modified, released or exchanged in whole or in part or otherwise dealt with;

                          (iv)    the partial payment or performance of the
Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise, and including the exercise of rights or remedies under the Operative Documents, shall be accepted or received (except to the extent of such partial payment or performance);

                          (v)     any Person shall be released from any
personal liability with respect to all or any part of the Obligations;

                          (vi)    all or any part of the Obligations or any
collateral on or guarantee of all or any part of the Obligations shall be settled, compromised, released, liquidated or enforced upon such terms and in such manner as any Beneficiary may determine or as applicable law may dictate;





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                          (vii)   any lien granted to, or in favor of, any
Beneficiary as security for any of the Obligations shall be transferred, abandoned, allowed to lapse or expire, subordinated or foreclosed or shall fail to be perfected;

                          (viii)  any foreclosure or sale of, or other election
of remedies with respect to, any collateral serving as security for all or part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Guarantor or may preclude from obtaining reimbursement, contribution, indemnification or other recovery from or any other guarantor of any Obligation or any other Person;

                          (ix)    any modification, renewal or amendment of
any of the Operative Documents or any agreement, security document, guarantee, approval, consent or other instrument with respect to any Obligation in any respect;

                          (x)     any merger or consolidation of, sale of
substantial assets by or other restructuring or termination of the corporate existence of the Guaranteed Party into or with any other Person, or any consent thereto;

                          (xi)    any change in the ownership of any of the
partnership interests in the Guaranteed Party;

                          (xii)   any regulatory change or other governmental
action;

                          (xiii)  any legal disability, incapacity or other
similar defense of the Guaranteed Party with respect to the Obligations (other than payment and performance) or any other guarantor of any Obligation;

                          (xiv)   the cessation, for any cause whatsoever, of
the liability of a Guaranteed Party (other than, subject to Section 2 hereof, by reason of the full and final payment and performance of all Obligations);

                          (xv)    a Guaranteed Party's entering into any of the
Operative Documents being invalid or in excess of the powers of a Guaranteed Party or of any Person purporting to act on the Guaranteed Party's behalf;

                          (xvi)   any transfer or assignment of the rights of a
Guaranteed Party pursuant to any of the Operative Documents or any other agreements, documents or instruments relating to the transactions contemplated thereby;

                          (xvii)  any bankruptcy, insolvency, reorganization,
arrangement, readjustment, composition, liquidation or similar proceeding with respect to a Guaranteed Party or any of their respective properties, or any action taken





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by any trustee or receiver or by any court in any such proceeding;

                          (xviii) any exchange, release or non-perfection of
any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                          (xix)   any pursuit of or failure by the
Beneficiaries to pursue remedies against a Guaranteed Party or any other guarantor or any collateral for the Obligations;

                 4. Waiver. The Guarantor hereby waives expressly and unconditionally (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon, (b) notice of any of the matters referred to above, (c) all notices that may be required by statute, rule of law or otherwise, now or hereinafter in effect, to preserve intact any right against the Guarantor, including, without limitation, any demand for payment or performance, diligence, presentment, protest and dishonor, proof of notice of nonpayment under any Operative Document, and notice of default or notice of any failure on the part of the Guaranteed Party to perform and comply with any covenant, agreement, term or condition of any Operative Document, (d) any requirement of any Beneficiary to take any action whatsoever to exhaust any remedies under any Operative Document and (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Guarantor.

                 5. Waiver of Subrogation. The Guarantor irrevocably waives, disclaims and relinquishes all claims against the Guaranteed Party or any other guarantor which the Guarantor has or would have by virtue of having executed this Guaranty or otherwise, whether at law or in equity, and, specifically including but not limited to all rights of indemnity, reimbursement, contribution or exoneration.

                 6. Rights to Setoff. In addition to all rights to setoff against the moneys, securities or other property of the Guarantor given to Beneficiaries by law, each Beneficiary and each Affiliate thereof shall have a right of setoff on account of amounts due by the Guarantor to such Beneficiary against all moneys, securities and other property of the Guarantor now or hereafter in the possession of or on deposit with such Beneficiary or Affiliate, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to the Guarantor, except that any Beneficiary exercising such right of setoff shall promptly after the exercise thereof give notice thereof to the Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of any Beneficiary or by any neglect to exercise such right of setoff, or by any delay in so doing; and every right of setoff





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shall continue in full force and effect until specifically waived or released by an instrument in writing executed by each Beneficiary.

                 7. Covenants. The Guarantor hereby agrees and covenants as follows:

                          (i)     at its own expense promptly and duly to
execute and deliver to each Beneficiary such further documents and assurances and to take such further action as any Beneficiary may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of the Beneficiaries hereunder;

                          (ii)    this Guaranty shall continue to be effective
or be reinstated, as the case may be, if at any time any payment or discharge of any of the Obligations is rescinded or must otherwise be returned by the Beneficiaries upon the insolvency, bankruptcy or reorganization of the Guaranteed Party or the Guarantor or otherwise, as though such payment or discharge had not been made;

                          (iii)   the Guarantor shall pay all expenses incurred
by the Beneficiaries in enforcing this Guaranty and the Obligations (including reasonable legal fees and expenses);

                          (iv)    the Guarantor assumes the responsibility for
being and keeping informed of the financial condition of Guaranteed Party and of all other circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal, and agrees that no Beneficiary shall have the duty to advise the Guarantor of information known to it regarding such condition or any such circumstances; and

                          (v)     without the prior written consent of the
Company, the Guarantor will not (u) reduce the number of Common Shares to be purchased in the Offer, (v) reduce the purchase price offered pursuant to the Offer, (w) impose conditions to the Offer in addition to those set forth on Annex A to the Agreement, (x) change the form of consideration payable in the Offer, (y) otherwise amend the Offer (other than amendments which are not adverse to the Company or its shareholders) or (z) extend the time of the expiration of the Offer if all conditions to the Offer are then, as provided in the Offer, satisfied or waived.

                 8. Representations. The Guarantor hereby represents and warrants to each Beneficiary as follows:

                          (i)     The Guarantor is a corporation duly
organized, validly existing and in good standing under the laws of the Republic of Italy and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted.





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                          (ii)    The Guarantor has the requisite corporate
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Guarantor and its stockholders, if necessary, and no other corporate proceedings on the part of the Guarantor are necessary to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

                          (iii)   Neither the execution and delivery of this
Guaranty by the Guarantor nor the consummation by the Guarantor of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its articles of incorporation or bylaws (or comparable governing instruments), (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance (except as contemplated by the financing transaction provided for in the Commitment Letter referred to in Section 3.4 of the Agreement) upon any of the properties or assets of the Guarantor or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Guarantor or any such subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which would not reasonably be expected to have, individually or in the aggregate, the effect of preventing or materially delaying the Guarantor from performing its obligations under this Agreement, or
(c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, the effect of preventing or materially delaying the Guarantor from performing its obligations under this Guaranty.

                 9. Assignment. This Guaranty shall be binding upon the Guarantor and its permitted successors and assigns and shall inure to the benefit of Beneficiaries and their respective permitted successors and assigns. Each Beneficiary and its permitted successors and assigns may assign this Guaranty or any of its rights and powers hereunder, and in such event the assignee shall have the same rights and remedies as if originally named herein in place of such Beneficiary. The Guarantor may not





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assign this Guaranty or any of the rights or powers hereunder without the prior written consent of the Beneficiaries.

                 10. Rights to Deal with Guaranteed Party. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, any Beneficiary may deal with a Guaranteed Party in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant such Guaranteed Party such extension or extensions of time to perform, or to waive any obligation of such Guaranteed Party to perform, any act or acts as may to such Beneficiary be deemed advisable, and no such waiver or extension shall in any way limit or otherwise affect any of the Guarantor's obligations hereunder.

                 11. Currency of Payment. The Guarantor acknowledges and agrees that this is an international transaction in which the specification of the lawful currency of the United States of America is of the essence and that the lawful currency of the United States of America shall be the currency of account in any and all events and guarantees that the Obligations will be paid in lawful and available funds strictly in accordance with the terms and provisions of the Operative Documents, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Obligations or the rights of any Beneficiary with respect thereto as against a Guaranteed Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by a Guaranteed Party of any or all of the Obligations. The obligation of the Guarantor hereunder to make payment in the lawful currency of the United States of America to any Beneficiary shall not be discharged or satisfied by any tender or recovery pursuant to any judgment or otherwise expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by such Beneficiary of the full amount in the lawful currency of the United States of America payable to it under this Guaranty, and the Guarantor shall indemnify each Beneficiary for any difference between such full amount and the amount effectively received by it pursuant to any such tender or recovery which occurs as a result of costs of converting such tender or recovery into United States Dollars and differing exchange rates and costs and reasonable expenses incident thereto, and such Beneficiary shall have an additional claim against the Guarantor for the additional amount necessary to yield the amount of the lawful currency of the United States of America due and owing to such Beneficiary, which difference the Guarantor shall promptly pay to such Beneficiary.

                 12. Addresses for Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty must be in writing and will be deemed to have been given when delivered personally or sent by telecopy or four Business Days after being mailed by certified or registered mail, return receipt requested and postage prepaid, to





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the recipient at the address specified in the Agreement, or, as to the Guarantor at c/o Avant-Garde Optics, Inc., 44 Harbor Park Drive, Port Washington, New York 11050 Attention: Michael Boxer, Esq., telecopy: (516) 484-9010 or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

                 13. No Waiver; Remedies; No Inquiry. No failure on the part of any of the Beneficiaries to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, and the rights of each of the Beneficiaries herein are supplemental to, and not in lieu of, any rights of each of the Beneficiaries under the Operative Document. It is not and shall not be necessary for any of the Beneficiaries to inquire into the powers of a Guaranteed Party or the officers or agents acting or purporting to act on a Guaranteed Party's behalf and any Obligations made or created in reliance upon the professed exercise of such powers shall be governed hereunder.

                 14. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment and performance in full of the Obligations.

                 15. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each and all of the Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 16. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any principles of conflicts of law).

                 17. Headings. Headings of the articles and sections of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

                 18. Jurisdiction; Service; Etc. The Guarantor hereby submits to the non-exclusive jurisdiction of the courts of the State of Ohio located in the County of Hamilton, the federal courts of the United States of America located in such State and County in respect to the interpretation and enforcement of the provisions hereof and of the documents referred to herein, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not





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maintainable in said courts or that this Guaranty or any of such documents may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. The Guarantor agrees that service of process may be made upon it by service upon Avant-Garde Optics, Inc. at 44 Harbor Park Drive, Port Washington, New York 11050 in any action, suit or proceeding against the Guarantor with respect to this Guaranty or any of the documents referred to herein, and hereby irrevocably designates and appoints the Guaranteed Party as its agent upon which process may be served in any action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of the Guarantor or the Guaranteed Party. Final judgment against the Guarantor in any action, suit or proceeding shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

                 19. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law which renders any provision of this Guaranty prohibited or unenforceable in any respect.

                 20. Entire Agreement. This Guaranty supersedes any prior agreements and understandings between the Guarantor and the Beneficiaries with respect to the subject matter hereof and is the complete agreement of the Guarantor and the Beneficiaries with respect to the subject matter hereof.

                 21. Payments Free and Clear of Taxes. All payments required to be made by the Guarantor hereunder shall be made free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges.

                 22. Commercial Obligations and Sovereign Immunity. The Guarantor represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Guaranty that the making and performance of this Guaranty by the Guarantor constitute private and commercial acts rather than governmental or public acts and that neither the Guarantor nor any of its revenues or assets have any right of immunity in Italy from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or any other legal process with respect to its obligations under this Guaranty. To the extent that the





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Guarantor may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Guaranty (or any judgment entered by any court in respect thereof), to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Guarantor such an immunity (whether or not claimed), the Guarantor hereby waives such immunity and hereby consents to such proceedings.

                 23. Arbitration. Any dispute, controversy or claim between the Guarantor and any Beneficiary arising out of or relating to this Guaranty or the execution, interpretation, validity, performance, breach or termination hereof which is not finally resolved by the Guarantor and such Beneficiary will be conclusively settled by arbitration. The Guarantor or such Beneficiary may initiate arbitration proceedings by filing a demand for arbitration with the other party and the Cincinnati, Ohio office of the American Arbitration Association ("AAA"). All arbitration proceedings will be conducted by a panel of three arbitrators. The parties to such dispute each will select an arbitrator and the two arbitrators so chosen will select the third arbitrator. The third arbitrator will be a member of a nationally recognized firm of U.S. independent certified public accountants other than a firm that is then engaged by either of such parties. The arbitration proceedings will be conducted in accordance with the rules of the AAA. All arbitration proceedings will be held in Cincinnati, Ohio. Within a reasonable period of time following the conclusion of such proceedings, the arbitration panel will render a written decision. Decisions of the arbitration panel will be made by a majority of the panel members. The decision rendered by the arbitration panel will be final and binding and be enforceable by appropriate action brought in any state or federal court of competent jurisdiction.





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                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

                                        LUXOTTICA GROUP S.p.A.



                                        By:        /s/ Claudio Del Vecchio
                                             --------------------------------
                                             Name:  Claudio Del Vecchio